UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

Private Media Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-25067	87-0365673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

Registrant’s telephone number, including area code: 34-93-620-8090

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 8, 2011, the Nevada State Court, Clark County, Nevada in the case Consipio Holding BV v. Private Media Group, Inc. (Case No. A-10-622802-B) (the “Nevada Action”) granted the Plaintiffs’ motion to change the date of Private Media Group, Inc.’s (the “Company’s”) 2011 Annual Meeting of Shareholders from December 15, 2011 to January 11, 2012. The Plaintiffs in the Nevada Action had moved the Court to change the meeting date to permit the Company’s shareholders the opportunity to nominate a slate of directors to oppose the slate nominated by the Company’s Board of Directors as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on November 15, 2011.

In addition to changing the date of the 2011 Annual Meeting, the Court ordered that (i) the location of the 2011 Annual Meeting be changed from Barcelona, Spain to Las Vegas, Nevada, (ii) that there be one independent Inspector of Elections chosen by the Receiver for the Company, and (iii) the Receiver shall chair the 2011 Annual Meeting. The Court also reconfirmed Consipio Holding BV’s right to vote 5.6 million of the Company’s common shares at the rescheduled 2011 Annual Meeting.

Due to the change in the meeting date, the Court set a new record date of December 15, 2011 in connection with the rescheduled 2011 Annual Meeting. Holders of the Company’s common stock as of the close of business on December 15, 2011 will be entitled to vote at the rescheduled 2011 Annual Meeting. The proxy card previously provided to shareholders in connection with the originally scheduled meeting will be disregarded, and the Company will send new proxy cards to holders of the Company’s common stock entitled to vote at the meeting.

Item  9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release Dated December 9, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: December 9, 2011

	By:	/s/ Johan Gillborg
Johan Gillborg
Chief Financial Officer

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